SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of report (date of earliest event reported) AUGUST 19, 1999


                              MARKER INTERNATIONAL

               (Exact Name of Registrant as Specified in Charter)


       UTAH                             0-24556                 87-037275
--------------------------------    -----------------       ------------------
(State or Other Jurisdiction of        (Commission             (IRS Employer
 Incorporation)                        File Number)          Identification No.)


 1070 WEST 2300 SOUTH, SALT LAKE CITY, UTAH                    84119
(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number,
 including area code:                             (801) 972-2100


                           N/A
(Former Name or Former Address, if Changed Since Last Report)


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Item 3.  BANKRUPTCY OR RECEIVERSHIP.

     On August 19, 1999, Marker International (the "Company"), in conjunction with two of its wholly-owned subsidiaries, DNR USA, Inc. and DNR North America, Inc., filed a voluntary petition for relief under Chapter 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the "Court"). Accompanying the voluntary petition, the Company, DNR USA, Inc. and DNR North America, Inc. filed a pre-negotiated plan of reorganization (the "Plan") and the related disclosure statement. The Company, DNR USA, Inc. and DNR North America, Inc. will be debtors in possession in the proceeding which is captioned In re DNR USA, Inc., DNR North America, Inc. and Marker International, Debtors (Case No. 99-2880 (MFW) (Jointly Administered)) and will continue to operate their businesses, subject to the supervision and orders of the Court. The Company's other subsidiaries will not be affected by the filing of the Plan.

     The Company previously entered into a definitive asset purchase agreement (the "Purchase Agreement") with Marker International GmbH ("Newco"), providing for the sale by the Company of substantially all of its assets (including the equity securities of its subsidiaries) to Newco. In exchange, Newco will assume certain liabilities of the Company and the Company will receive a 15% equity interest in Newco. The remaining 85% equity interest in Newco will be held by CT Sports Holding AG ("CT"), a newly formed joint venture between Tecnica S.p.A. and H.D. Cleven, the principal shareholder of the Volkl Group. The Purchase Agreement provides for the consummation of the sale to be effected in connection with the Plan.

     Pursuant to the terms of the Purchase Agreement, CT will contribute $15,000,000 in cash (subject to reduction by $1,025,501 as a result of the consummation of the sale of the 66.66% equity interest in Marker Canada, Ltd.) to Newco in consideration for an 85% equity interest in Newco. Newco is a GmbH organized under the laws of Switzerland and is currently a wholly-owned subsidiary of CT. In connection with the Purchase Agreement, the Company and CT will enter into an operating agreement which, among other things, will provide that CT will be granted an option (the "Option") to purchase the Company's 15% equity interest in Newco at any time on or after the second anniversary of the consummation date of the plan of reorganization at the then fair market value, subject to certain adjustments. The proceeds of the exercise of the Option will then be distributed to the shareholders of the Company in liquidation.

     The confirmation hearing for approval of the Plan has been scheduled for October 27, 1999. The Company expects to consummate the transactions contemplated by the Purchase Agreement and the Plan in the Company's third fiscal quarter, subject to, among other things, the Court's approval of the proposed sale, the Court's confirmation of the Plan and the issuance of consents or waivers by various third parties.

     A copy of the press release dated August 20, 1999 is attached to this Current Report on Form 8-K as Exhibit 99.1.

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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS.

None.

(b) PRO FORMA FINANCIAL INFORMATION.

None.

(c) EXHIBITS.

99.1  Press release dated August 20, 1999.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MARKER INTERNATIONAL


                                    By: /S/ KEVIN HARDY
                                       ---------------------------
                                       Name:  Kevin Hardy
                                       Title: Chief Financial Officer


Dated:  August 23, 1999

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                                  EXHIBIT INDEX

EXHIBIT  DESCRIPTION

99.1     Press release dated August 20, 1999.